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                                                                     EXHIBIT 5.2

                   [DE BRAUW BLACKSTONE WESTBROEK LETTERHEAD]


To Ispat International N.V.                                Tripolis
15th Floor, Hofplein 20                                    Burgerweeshuispad 301
3032 AC Rotterdam                                          P.O. Box 75084
                                                           1070 AB  Amsterdam

                                                           T  +31 20 577 1771
                                                           F  +31 20 577 1775



Date 1 June 2004                   J.W. Hoevers
                                   advocaat


Our ref. \\fsc-001\advocatuur\396\20250479\opinion
         2004\l206-1167.doc\



                         ISPAT INLAND ULC EXCHANGE OFFER
           USD 150,000,000 SENIOR SECURED FLOATING RATE NOTES DUE 2010
                                       AND
               USD 650,000,000 9.75% SENIOR SECURED NOTES DUE 2014
                           FOR ANY AND ALL OUTSTANDING
                   SENIOR SECURED FLOATING RATE NOTES DUE 2010
                                       AND
                       9.75% SENIOR SECURED NOTES DUE 2014


1      INTRODUCTION

       I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Ispat International N.V., with corporate seat in Rotterdam, (the "DUTCH GUARANTOR") in connection with the exchange offer (the "EXCHANGE OFFER") by Ispat Inland ULC, with corporate seat in Nova Scotia, Canada, (the "ISSUER") of USD 150,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2010 (the "NEW FLOATING RATE NOTES") and USD 650,000,000 aggregate principal amount of 9.75% Senior Secured Notes due 2014 (the "NEW FIXED RATE NOTES", and together with the New Floating Rate Notes, the "New NOTES"), all of which have been or will be registered (the "REGISTRATION") under the United States Securities Act of 1933, for any of its outstanding Secured Floating Rate Notes due 2010 and 9.75% Senior Secured Notes due 2014 (collectively, the "OLD NOTES").



De Brauw Blackstone Westbroek N.V., The Hague, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V.

The agreement is subject to the General Conditions, which have been filed with the register of the District Court in The Hague and contain a limitation of liability.

Client account notaries ING Bank no. 69.32.13.876.

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2      DUTCH LAW

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3      SCOPE OF INQUIRY

       For the purpose of this opinion, I have examined the following documents:

3.1 A print of an e-mailed copy received by me on 14 May 2004 of an executed copy of a note guarantee (the "NOTE GUARANTEE") dated 25 March 2004 by the Dutch Guarantor.

3.2 A print of an e-mailed copy received by me on 1 June 2004 of a draft of a registration statement on Form F-4 and S-4 relating to the Registration, to be filed with the SEC (excluding the documents incorporated in the registration statement by reference) (the "REGISTRATION STATEMENT").

3.3 A faxed copy of a notarial copy of the Dutch Guarantor's deed of incorporation and its articles of association as most recently amended on 31 December 2001 according to the trade register extract referred to in paragraph 3.4, both as filed with the chamber of commerce and industry for Rotterdam (the "CHAMBER OF COMMERCE").

3.4 A faxed copy of a trade register extract regarding the Dutch Guarantor provided by the Chamber of Commerce and dated 19 May 2004.

3.5 A print of an e-mailed copy received by me on 22 March 2004 of minutes of the meetings of the Dutch Guarantor's managing board (directie) held on 4 March 2004 and 5 March 2004.

       In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.6 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.7    Confirmation from the office of the bankruptcy division
       (faillissementsgriffie) of the Rotterdam district court that the Issuer is not registered as having been declared bankrupt or granted suspension of payments.


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       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.


4      ASSUMPTIONS

       For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2    Each signature is the genuine signature of the individual concerned.

4.3 Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4 The Note Guarantee has been entered into in the form referred to in paragraph 3.

4.5 The Registration Statement will be filed with the SEC materially in the form of the draft referrred to in paragraph 3 and no changes will have been made to the Registration Statement in the Chapter Risk Factors under the heading "You may not be able to recover in civil proceedings against Ispat International for U.S. securities laws violations" and in the Chapter Description of the Notes under the heading "Enforceability of Judgements".


5      OPINION

       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Dutch Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Note Guarantee.



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6      QUALIFICATIONS

       This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 To the extent that pursuant to the Note Guarantee the Dutch Guarantor is required or forbidden to take, or restricted in taking, any action that falls within the powers of its general meeting of shareholders (including, without limitation restrictive covenants regarding merger and sale, lease and exchange of all or substantially all of the Dutch Guarantor's property or assets), it may not be binding and enforceable against it.

6.3 If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) is not in the entity's corporate interest, the act may (i) exceed the entity's corporate power, (ii) violate its articles of association and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity's corporate interest.

6.4 To the extent that Dutch law applies, a legal act performed by a person (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) may be nullified by its creditors, if (i) it performed the act without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the act and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.5 The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.6 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Issuer has not been declared bankrupt or granted suspension of payments.



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6.7    I do not express any opinion as to:

       (a)    any in rem matters;

       (b) any obligations of the Dutch Guarantor under the Note Guarantee other than in respect to the payment obligations of the Issuer;

       (c)    any taxation matters.

7      RELIANCE

       This opinion is solely for your benefit and solely for the purpose of the Exchange Offer. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent. A copy may, however, be provided to your legal advisers solely for the purpose of the Exchange Offer and of giving their opinion and subject to the same restrictions.

       I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement to be filed with the SEC and to the reference of De Brauw Blackstone Westbroek N.V. in the Registration Statement in the Chapter Risk Factors under the heading "You may not be able to recover in civil proceedings against Ispat International for U.S. securities laws violations", in the Chapter Description of the Notes under the heading "Enforceability of Judgements" and in the Chapter Legal Matters. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ Jan Willem Hoevers

JAN WILLEM HOEVERS
for De Brauw Blackstone Westbroek N.V.